Crowe GHP Horwath

GHP Horwath, P.C.
Member Crowe Horwath International

1801 California Street, Suite 2200
Denver, CO 80202
+1.303.831.5000 Tel
+1.303.831.5001 Fax
www.croweghphorwath.com

January 4, 2017
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Zero Gravity Solutions, Inc.

We have read the statements made by Zero Gravity Solutions, Inc. in Item 4.01 of this Form 8-K regarding the change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in Item 4.01 of this Form 8-K.
Yours truly,

GHP Horwath, P.C.

GHP Horwath, P.C.